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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM  8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  November 29, 1994




                               APACHE CORPORATION
             (Exact name of registrant as specified in its charter)




DELAWARE                               1-4300                         41-0747868
(State or other jurisdiction         (Commission                (I.R.S. Employer
of incorporation)                    File Number)                 Identification
                                                                         Number)




                            2000 POST OAK BOULEVARD
                                   SUITE 100
                           HOUSTON, TEXAS  77056-4400
                    (Address of Principal Executive Offices)

      Registrant's telephone number, including area code:  (713) 296-6000
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ITEM 5.  OTHER EVENTS

         On November 29, 1994, Apache Corporation ("Apache") entered into a memorandum of understanding with Texaco Exploration and Production Inc. ("Texaco"), which is attached hereto as Exhibit 99.1 and incorporated herein by reference, outlining the terms under which Apache will acquire Texaco's interest in over 300 oil and gas fields for approximately $600 million, subject to adjustments under certain circumstances. Apache issued a press release, dated November 29, 1994, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

         On December 22, 1994, Apache and Texaco signed a definitive Purchase and Sale Agreement, which is attached hereto as Exhibit 99.3 and incorporated herein by reference. The transaction remains subject to certain regulatory approvals and is expected to close during the first quarter of 1995 with an effective date of January 1, 1995.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)     Exhibits

                 EXHIBIT          DOCUMENT
                 -------          --------

                  99.1            Memorandum of Understanding, dated November
                                  29, 1994.

                  99.2 Press Release, dated November 29, 1994 (Apache to acquire Texaco properties for $600 million)

                  99.3 Purchase and Sale Agreement, dated December 22, 1994, by and between Texaco Exploration and Production Inc., as seller, and Apache Corporation, as buyer.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        APACHE CORPORATION


Date:  December 29, 1994                /s/ Zurab S. Kobiashvili
                                        Zurab S. Kobiashvili
                                        Vice President, General Counsel and
                                          Secretary





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